                                                                     Page 1 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                 Calculation of Primary Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                                Three Months Ended September 30,
                                 ----------------------------------------------------------------
                                               1997                              1996
                                 -------------------------------   ------------------------------
                                   Shares     Amount      EPS        Shares     Amount      EPS
                                 ----------  --------  ---------   ----------  --------  --------

Net income (loss)                              $ (55.4)                         $ 29.4

Preferred stock dividend
     requirements                                 (0.6)                           (0.6)
                                               -------                          ------
                                                 (56.0)                           28.8
Share base:
     Average common
         stock outstanding         103,096                           105,360
Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock     (A)                                 76
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                  (A)                              2,926       0.6
                                   -------     -------               -------    ------
                                   103,096     $ (56.0)              108,362    $ 29.4
                                   =======     =======               =======    ======

PRIMARY EARNINGS PER SHARE
     Primary                                            $ (0.50)                          $ 0.27
     Extraordinary loss                                   (0.04)                           -
                                                          -----                           ------
         Net income (loss)                              $ (0.54)                          $ 0.27
                                                        =======                           ======




                                                      Nine Months Ended September 30,
                                 ----------------------------------------------------------------
                                               1997                              1996
                                 -------------------------------   ------------------------------
                                   Shares     Amount      EPS        Shares     Amount      EPS
                                 ----------  --------  ---------   ----------  --------  --------

Net income (loss)                              $ (1.5)                          $ 74.7

Preferred stock dividend
     requirements                                (1.7)                            (1.7)
                                               ------                           ------
                                                 (3.2)                            73.0
Share base:
     Average common
         stock outstanding         104,092                           105,360
Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock     (A)                                 61
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                  (A)                              2,926       1.7
                                   -------     ------                -------    ------
                                   104,092     $ (3.2)               108,347    $ 74.7
                                   =======     ======                =======    ======

PRIMARY EARNINGS PER SHARE
     Primary                                            $ 0.01                            $ 0.69
     Extraordinary loss                                  (0.04)                            -
                                                         -----                            ------
         Net income (loss)                             $ (0.03)                           $ 0.69
                                                       =======                            ======


(A)  Addition of these shares would result in antidilution.

                                                                     Page 2 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
              Calculation of Fully Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                                Three Months Ended September 30,
                                 ----------------------------------------------------------------
                                               1997                             1996
                                 -------------------------------   ------------------------------
                                   Shares      Amount     EPS        Shares      Amount     EPS
                                 ----------  --------- ---------   ----------  --------- --------

Net income                                    $(55.4)                            $ 29.4

Preferred stock dividend
     requirements                               (0.6)                              (0.6)
                                              ------                             ------
                                               (56.0)                              28.8
Share base:
     Average common
         stock outstanding         103,096                           105,360
Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock      (A)                                78
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                   (A)                             2,926        0.6
Common Stock issuable upon
     conversion of Senior
     Secured Convertible Notes         (A)                             5,128        1.4
                                   -------    ------                 -------     ------
                                   103,096    $(56.0)                113,492     $ 30.8
                                   =======    ======                 =======     ======

FULLY DILUTED EARNINGS PER SHARE
     Fully diluted                                      $ (0.50)                          $ 0.27
     Extraordinary loss                                   (0.04)                           -
                                                        -------                           ------
         Net income (loss)                              $ (0.54)                          $ 0.27
                                                        =======                           ======




                                                 Nine Months Ended September 30,
                                 ----------------------------------------------------------------
                                               1997                             1996
                                 -------------------------------   ------------------------------
                                   Shares      Amount     EPS        Shares      Amount     EPS
                                 ----------  --------- ---------   ----------  --------- --------

Net income                                    $ (1.5)                            $ 74.7

Preferred stock dividend
     requirements                               (1.7)                              (1.7)
                                              ------                             ------
                                                (3.2)                              73.0
Share base:
     Average common
         stock outstanding         104,092                           105,360
Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock      (A)                                76
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                   (A)                             2,926        1.7
Common Stock issuable upon
     conversion of Senior
     Secured Convertible Notes         (A)                               (A)
                                   -------    ------                 -------     ------
                                   104,092    $ (3.2)                108,362     $ 74.7
                                   =======    ======                 =======     ======

FULLY DILUTED EARNINGS PER SHARE
     Fully diluted                                      $ 0.01                            $ 0.69
     Extraordinary loss                                  (0.04)                            -
                                                        -------                           ------
         Net income (loss)                              $(0.03)                           $ 0.69
                                                        =======                           ======





(A)  Addition of these shares would result in antidilution.